                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                April 24, 1996
                            ----------------------

                           STERLING CHEMICALS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                      1-10059               76-0185186
- ------------------------         ------------------      -----------------
(State of Incorporation)     (Commission File Number)      (IRS Employer
                                                         Identification No.)


                         1200 Smith Street, Suite 1900
                                Houston, Texas                77002-4312
              ------------------------------------------------------------
                  (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code (713) 650-3700
                                                         -----------------

Item 5. Other Events.

        On April 25, 1996 Sterling Chemicals, Inc. (the Company) announced that it has entered into a definitive agreement for the sale of the Company to an investment group formed by the Sterling Group, Inc. and Unicorn Group. Under the terms of the agreement, shareholders may elect to receive $12.00 per share in cash, or retain part or all of their shares in the Company, subject to a 5,000,000 share maximum, and proration to the extent aggregate elections exceed 5,000,000 shares.
        The announcement followed the Company's January 29, 1996 announcement that it was exploring all strategic alternatives, including a possible sale of the Company. An auction process was conducted by a special committee composed of the Company's outside directors. Lazard Freres & Co. LLC acted as financial advisors and Piper & Marbury L.L.P. acted as legal advisors to the special committee throughout the process.
        The transaction is expected to be concluded by the late August of this year, and is subject to customary closing conditions, including shareholder approval.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

                2. Agreement and Plan of Merger between STX Acquisition Corp. and Sterling Chemicals, Inc. dated April 24, 1996.

               99.  Press release dated April 25, 1996

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed onits behalf by the undersigned thereunto duly authorized.

Date: April 26, 1996                         STERLING CHEMICALS, INC.



                                             By:      /s/ Jim P. Wise
                                                 _____________________________
                                                 Jim P. Wise
                                                 Vice President - Finance and
                                                 Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number        Description of Exhibit                                        Page
- ------        ----------------------                                        ----
   2          Agreement and Plan of Merger between STX Acquisition Corp.
               and Sterling Chemicals, Inc., dated as of April 24, 1996.      5

  99          Press Release dated April 25, 1996                             64